UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2008

OPNEXT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33306 (Commission File Number)	22-3761205 (IRS Employer Identification No.)
1 Christopher Way, Eatontown, New Jersey 07724
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 544-3400
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On July 9, 2008, Opnext, Inc., a Delaware corporation (“Opnext”), entered into an Agreement and Plan of Merger, dated as of July 9, 2008 (the “Agreement”), by and among Opnext, StrataLight Communications, Inc., a Delaware corporation (“StrataLight”), Omega Merger Sub 1, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Opnext (“Merger Sub 1”), Omega Merger Sub 2, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Opnext (“Merger Sub 2”), and Mark J. DeNino as the representative of the selling stockholders. Under the Agreement, Opnext will acquire StrataLight pursuant to a two-step merger, whereby Merger Sub 1 will merge with and into StrataLight, with StrataLight as the surviving corporation, and StrataLight will immediately thereafter merge with and into Merger Sub 2, with Merger Sub 2 as the surviving corporation. The consideration to be received by StrataLight stockholders will be $30 million in cash and 26.55 million shares of Opnext common stock. Based on Opnext’s closing share price of $5.27 on July 9, 2008, this represents a value of approximately $170 million.
     The Agreement has been approved by the boards of directors of Opnext and StrataLight and is subject to customary closing conditions, including the approval of the stockholders of Opnext and StrataLight and the receipt of required regulatory approval. Under separate agreements, the significant stockholders of Opnext and StrataLight holding a sufficient number of shares to approve the transaction have agreed to vote in favor of the transaction. The transaction is expected to close in the fourth calendar quarter of 2008.
     The foregoing summary of the Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
     On July 9, 2008, the management of Opnext conducted a conference call with investors to discuss the transaction in detail, as disclosed by Opnext on its Form 8-K, filed on July 9, 2008. A copy of the transcript of the conference call is attached as Exhibit 99.1 hereto.
     In accordance with General Instruction B.2 of Form 8-K, the information included or incorporated in Item 7.01 of this report, including Exhibit 99.1, is being furnished to the Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Additional Information and Where to Find It
     In connection with the proposed merger, Opnext will file relevant materials with the SEC, including a proxy statement/registration statement. INVESTORS AND SECURITY HOLDERS OF OPNEXT ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement/registration statement and other relevant materials (when they become available) and any other documents filed by Opnext with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Opnext by contacting Opnext’s Investor Relations at (732) 544-3212 or accessing Opnext’s investor relations website. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Participants in the Solicitation
     Opnext and its executive officers and directors may be deemed to be participating in the solicitation of proxies from the security holders of Opnext in connection with the proposed merger. Information about the executive officers and directors of Opnext and the number of shares of Opnext’s common stock beneficially owned by such persons is set forth in the proxy statement for Opnext’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on July 30, 2007. Security holders may obtain additional information regarding the direct and indirect interests of Opnext and its executive officers and directors in the merger by reading the proxy statement/registration statement regarding the merger when it becomes available.
     This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 9, 2008, by and among Opnext, Inc., StrataLight Communications, Inc., Omega Merger Sub 1, Inc., Omega Merger Sub 2, Inc. and Mark J. DeNino.*

99.1	Transcript from conference call on July 9, 2008 between Opnext management and analysts.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Opnext undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNEXT, INC.
Date: July 10, 2008	By:	/s/ Robert J. Nobile
Robert J. Nobile Chief Financial Officer and Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 9, 2008, by and among Opnext, Inc., StrataLight Communications, Inc., Omega Merger Sub 1, Inc., Omega Merger Sub 2, Inc. and Mark J. DeNino.*

99.1	Transcript from conference call on July 9, 2008 between Opnext management and analysts.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Opnext undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.